Exhibit 10.7

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is executed as of March 23, 2016 (the “Effective Date”), by and between Lightstone Acquisitions LLC, a Delaware limited liability company (“Assignor”), and LVP CY Warwick LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Warwick Lodgings LLC, a Delaware limited liability company (“Seller”) and Assignor are parties to that certain Purchase and Sale Agreement dated as of February 11, 2016 (as amended, the “Agreement”), pursuant to which Seller has agreed to sell and Assignor has agreed to purchase the Courtyard Providence Warwick located at 55 Jefferson Park Road, Warwick, Rhode Island; and

WHEREAS, Assignor desires to assign to Assignee (which is an Affiliate (as defined in the Agreement) of Assignor) all of its right, title and interest in and to the Agreement and Assignee desires to accept all of Assignor’s right, title and interest in and to the Agreement and assume Assignor’s obligations under the Agreement.

NOW THEREFORE, in consideration of the above recitals incorporated herein and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee agree as follows:

1.          Assignment and Assumption of the Agreement. Pursuant to Section 14.6 of the Agreement, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest in, and delegates to Assignee all of Assignor’s duties, undertakings, agreements, obligations and covenants under, the Agreement, and Assignee hereby accepts such assignment, transfer and conveyance of the Agreement, and hereby assumes and agrees to be bound by and to perform and observe all of the duties, undertakings, agreements, obligations and covenants under the Agreement that are to be performed by Assignor thereunder in accordance with the terms of the Agreement, including without limitation, obligations that may arise due to conditions existing prior to the Effective Date.

2.          Representations and Warranties. Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment. Assignee represents and warrants to Assignor that Assignee has full power, authority and right to execute and deliver this Assignment.

3.          Reliance. This Assignment may be relied upon as conclusive proof that the Agreement has been assigned to Assignee.

4.          Further Assurances. Assignor and Assignee each covenants and agrees to hereafter execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be reasonably requested by the other party hereto in furtherance of this Assignment or to carry out the intent hereof.

5.          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of Assignor and Assignee.

6.          Counterparts. This Assignment may be executed in one or more counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above set forth.

ASSIGNOR:

LIGHTSTONE ACQUISITIONS LLC, a
Delaware limited liability company

By:	/s/ Joseph E. Teichman
Joseph E. Teichman, Executive Vice
President

ASSIGNEE:

LVP CY WARWICK LLC, a Delaware
limited liability company

By:	/s/ Joseph E. Teichman
Joseph E. Teichman, Executive Vice
President